UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

SOLTA MEDICAL, INC.

(Exact name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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SUPPLEMENT DATED May 6, 2013

TO PROXY STATEMENT DATED APRIL 22, 2013

This supplement to the Proxy Statement dated April 22, 2013 (the “2012 Proxy Statement”) for Solta Medical, Inc. corrects a disclosure made in the 2012 Proxy Statement. The percentage shown for footnote (2) under the Summary Compensation Table on page 29 of the 2012 Proxy Statement should read as follows:

(2)	Amounts reported on “Non-Equity Incentive Plan Compensation” represent cash amounts paid under our bonus program, a non equity incentive program for the achievement of corporate operating performance. In 2012, our compensation committee determined to pay 76.1% of the target achievement of corporate performance under the bonus program in cash.